                                                                   EXHIBIT 10.14

                        COMMON STOCK PURCHASE AGREEMENT


     This Common Stock Purchase Agreement (the "Agreement") is made effective as of March 15, 1994, by and among Computer Access Technology Corporation, a California corporation (the "Company") with its principal office at 3375 Scott Blvd., Suite 410, Santa Clara, California 95054 and Philips Semiconductors, a division of Philips Electronics North American Corporation ("Philips"), with its principal office at 811 East Arques Avenue, Sunnyvale, California 94088-3409.

                                   SECTION 1

     1.1  Authorization. The Company has authorized the sale and issuance of up
          -------------
to 857,141 shares of Common Stock (the "Shares").

     1.2  Sale of the Shares.  Subject to the terms and conditions of this
          ------------------
Agreement, Philips agrees to purchase and the Company agrees to sell and issue to Philips the Shares at a price per Share of $1,16667 for an aggregate purchase price of $1,000,000.69 subject to Section 1.3 hereof.

     1.3  Delivery.  On the date hereof (the "Initial Closing Date"), the
          --------
Company will deliver to Philips a certificate or certificates registered in Philips' name representing 428,571 Shares against payment of the purchase price therefor of $500,000.93 by check payable to the Company or wire transfer per the Company's instructions. On June 15, 1994 (the "Second Closing Date"), the Company will deliver to Philips a certificate or certificates registered in Philips' name representing 428,570 Shares, against payment of the purchase price therefor of $499,999.76 by check payable to the Company or wire transfer per the Company's instructions (such delivery of the balance of certificates and the payment therefor being known as the "Second Closing"), provided, however, that neither Philips nor the Company shall have any obligation to consummate the Second Closing if on the Second Closing Date:

          (a) the Company is a party to a voluntary or involuntary bankruptcy or insolvency proceeding with respect to the Company;

          (b) Dan Wilnai has ceased to participate actively in the management of the Company; or

          (c) there has been any significant change in the general business direction of the Company such that the Company ceases to focus on ACCESS.bus market development or ceases to develop ACCESS.bus products.

                                   SECTION 2


     The Company represents and warrants to Philips, as of the Initial Closing Date, as follows:

     2.1  Organization and Standing.  The Company is a corporation duly
          -------------------------
organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under the laws of such state. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company.

     2.2  Corporation Power.  The Company has all requisite legal and corporate
          -----------------
power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     2.3  Authorization.  All corporate action on the part of the Company, its
          -------------
directors and officers necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder have been taken prior to the Initial Closing Date. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable, and will have the rights, preferences and privileges described in the Company's Articles of Incorporation.

     2.4  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 5,000,000 shares of Common Stock, of which 2,000,000 shares are issued and outstanding as of the date hereof. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

                                   SECTION 3


     Philips hereby represents and warrants to the Company, effective as of the Initial Closing Date, as follows:

     3.1  Organization and Standing.  Philips is a corporation duly organized
          -------------------------
and validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation and is in good standing under the laws of such jurisdiction.

     3.2  Corporate Power.  Philips has all requisite legal and corporate power
          ---------------
and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     3.3  Authorization.  All corporate action on the part of Philips, its
          -------------
directors and officers necessary for the authorization, execution, delivery and performance of this Agreement, the purchase of the Shares and the performance of Philips' obligations hereunder have been taken prior to the Initial Closing Date. This Agreement, when executed and delivered by Philips, shall constitute a valid and binding obligation of Philips enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.4  Investment Experience.  Philips is an "accredited investor" within the
          ---------------------
meaning of Regulation D prescribed by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     3.5  Investment Intent.  Philips is purchasing the Shares for investment
          -----------------
for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Philips understands that the Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Philips' investment intent as expressed herein.

     3.6  Information Concerning the Company.  Philips is aware of the Company's
          ----------------------------------
business and financial condition and has heretofore received all such information as Philips has deemed necessary and appropriate to enable Philips to evaluate the financial risk inherent in making an investment in the Company, and Philips has received satisfactory answers and information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                                   SECTION 4

     The Company hereby covenants and agrees as follows:

     4.1  Board Rights: Meetings.
          ----------------------

          (a) So long as the Company's Board of Directors is comprised of three or more directors, Philips shall have the right to designate one such director. In the event that the Company's Board of Directors is comprised of four or more directors, Philips shall have the right to elect one director as noted in the previous sentence, and one other director must be an experienced financial professional recommended by the Company and satisfactory to Philips (Philips approval not to be unreasonably withheld).

          (b) The Board of Directors shall invite a Philips employee (which employee may be in addition to the Philips designee described above) to be identified by Philips to attend meetings of the Board of Directors solely for the purpose of keeping minutes.

       (c) The Board of Directors shall make reasonable efforts to schedule its meetings at times that the Philips nominee can attend, and in any event shall give Philips at least 14 days' notice prior to the date of any meeting of the Board of Directors.

       (d) The Company's Board of Directors shall meet at least one time during each calendar quarter.

       (e) The Company shall deliver to each director, as soon as practical following the end of each calendar quarter, but in any event not later than sixty (60) days following the end of such quarter, an unaudited balance sheet and an unaudited profit or loss statement of the Company for the prior quarter. The Company shall similarly deliver annual financial reports when available, and if such reports are audited, shall deliver copies of the audited financial statements. The Company understands that Philips will treat all information delivered pursuant to this section 4.1(e) as confidential and not disclose such information to any third party unless required by law or court order.

4.2    Philips Right of First Refusal. The Company hereby grants to Philips a
       -------------------------------
right of first refusal to purchase Philips' pro rata share (the "Philips Percentage") of any New Securities (as defined below) which the Company may from time to time propose to sell and issue at the same price per share (even if the price is zero) as such shares are offered to any other entity. The "Philips Percentage," for purposes of this right of first refusal, is initially the ratio of the total number of Shares purchased by Philips pursuant to this Agreement and shall be adjusted as provided herein. This right of first refusal shall be subject to the following provisions:

       (a) "New Securities" shall mean any capital stock of the Company, whether or not now authorized; provided, however, that the term "New Securities" shall not include (i) up to 550,000 shares of the Company's Common Stock issued to employees, consultants, directors and officers of the Company (other than Dan Wilnai or Peretz Tzarnotzky) pursuant to equity incentive plans and arrangements approved by the Board of Directors and (ii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company, and , provided further, that the Philips Percentage shall be reduced to adjust for the dilutive effect of shares of capital stock issued pursuant to subsection (i) hereof upon the date of issuance thereof. The Philips Percentage shall not be adjusted upward if the Company repurchases outstanding capital stock or capital stock is contributed to the Company.

       (b) In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give Philips written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Philips shall have 45 days from the date of any such notice to agree to purchase any amount of New Securities up to the Philips Percentage for the price and upon the general terms specified in the notice by giving written notice to the Company and starting therein the quantity of New Securities to be purchased.

     (c) To the extent that Philips does not exercise full its right of first refusal within said 45-day period, the Company shall have 90 days thereafter to sell the New Securities with respect to which Philips' option was not exercised at the price and upon the terms specified in the Company's notice. In the event the Company has not sold the New Securities, without first offering such securities to Philips in the manner provided above. To the extent that Philips does not exercise its right of first refusal granted herein, the Philips Percentage shall thereafter be adjusted downward to that number calculated by dividing (i) the number of shares of capital stock of the Company then held by Philips by (ii) the number of shares of capital stock of the Company outstanding immediately after the sale of the New Securites.

     (d) Philips shall receive, within ten days of receipt of its written request therefor by the Company, a statement as to the current Philips Percentage and the means of calculating the same.

  4.3 Nondisclosure. The Company agrees that it will not make any announcement
      -------------
to the press or general public of the existence or terms of this agreement without the prior written consent of Philips unless required by law or court order. Notwithstanding the foregoing sentence, the Company and Philips will cooperate to publish a joint press release regarding this Agreement at an agreed upon future date.

  4.4 Termination.  The covenants of the Company granted pursuant to this
      -----------
Section 4 shall terminate and be of no further force or effect (a) immediately prior to the closing of a firmly underwritten public offering of the Company's capital stock pursuant to a registration statement under the Securities Act with aggregate proceeds to the Company in excess of $5,000,000 or (b) if the shares of the Company's Common Stock owned by Philips cease to represent at least 15% of the outstanding Common Stock of the Company (calculated, with respect to any outstanding Preferred Stock, on as-if-converted basis) (a "Philips Withdrawal").


                                   SECTION 5

      Philips hereby covenants and agrees as follows:

   5.1 Most Favored Customer Pricing.  Philips agrees to sell to the Company all
       -----------------------------
the microcontroller products the Company reasonably requires for integration into the Company's products at the lowest price Philips sells each such product to any of its third-party customers. In addition, Philips agrees to sell to the Company microcontroller products for resale without integration into the Company's products at the same price that Philips sells each such product under its standard distributorship arrangements for such products.

    5.2  Marketing and Sale of the Company's Products.
         --------------------------------------------
Philips agrees to promote and market aggressively the Company's
ACCESS.bus.products, including but not limited to advertising, seminars and trade shows. Philips also agrees to train and motivate its sales force to sell the Company's ACCESS.bus products.

       5.3   Redemption
             ----------


             (a) During the period commencing one year after the date of this Agreement and ending four years after the date of this Agreement, the Company may, at any time during such period that it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part (but not less than 100,000 Shares, unless Phillips shall then own less than 100,000 Shares) the Shares by paying in cash therefor a sum per Share equal to the Redemption Price (as defined in Section 5.3(b) below).

             (b) At least 30 but no more than 60 days prior to the date fixed for any redemption of the Shares (the "Redemption Date"), written notice shall be mailed, first class postage prepaid, to Philips, notifying Philips of the redemption to be effected, specifying the number of shares to be redeemed from Philips, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon Philips to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the Shares to be redeemed (the "Redemption Notice"). The "Redemption Price" shall be the amount calculated to be the fair market value per Share, such calculation to be determined by an independent financial advisor acceptable to Philips and the Company and calculated based on an evaluation of price/earnings ratios for comparable companies with appropriate discounts for any special circumstances applicable to the Company, such as the lack of a public market for the Shares. Except as provided in subsection (c) hereof, on or after the Redemption Date, in the event of a redemption, Philips shall surrender to the Co, applicable the certificate or certificates representing the Shares to be redeemed, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such Shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares.

             (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of Philips under this Agreement (except the right to receive the Redemption Price without interest upon surrender of Philips' certificate or certificates) shall cease with respect to such redeemed Shares, and such Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.


       5.4   Company Right of First Refusal. Philips hereby grants to the
             ------------------------------
Company a right of first refusal to purchase any securities of the Company owned or controlled by Philips' which Philips may from time to time propose to sell or transfer. This right of first refusal shall be subject to the following provisions:

            (a) This right of first refusal shall not apply to any transfers among Philips affiliated companies.

               (b) In the event the Phillips proposes to sell or transfer any securities of the Company owned or controlled by Philips, Philips shall give the Company written notice of its intention, describing the sale of such securities, the price and the general terms upon which Philips proposes to sell or transfer the same. The Company shall have 45 days from the date of any such notice to agree to purchase any amount of such securities for the price and upon the general terms specified in the notice by giving written notice to Philips and stating therein the quantity of Company securities to be purchased.

              (c) To the extent that the Company does not exercises in full its right of first refusal within said 45-day, philips shall have 90 days thereafter to sell such Company securities with respect to which the Company's option was not exercised at the price and upon the terms specified in Philips' notice. In the event that Philips has not sold such Company securities within said 90-day period, Philips shall not thereafter sell or transfer any such Company securities without first offering such securities to the Company in the manner provided above.

              (d)    The right of first refusal granted to the Company in this
     Section 5.4 shall terminate and be of no further force or effect immediately prior to the closing of a firmly underwritten public offering of the Company's capital stock pursuant to a registration statement under the Securities Act with aggregate proceeds to the Company in excess of $5,000,000.

     5.5      Market Standoff Agreement.  Philips agrees, if requested by the
              -------------------------
Company or any underwriter of the Company's securities in a firmly underwritten initial public offering of the Company's securities, not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, grant a security interest in, pledge, hypothecate or otherwise dispose of, any shares of Common Stock of the Company, or any other shares of capital stock of the Company convertible into or exchangeable for shares of such Common Stock, or any options, warrants or other rights to acquire shares of such Common Stock, or any interest in such shares or rights, for a period of 180 days after the date of the final Prospectus for such initial public offering without the prior written consent of the Company and any such underwriter; provided that all directors and officers of the Company enter into a market standoff agreement on substantially the same terms as contained herein.


      5.6     Nondisclosure.
              -------------

              (a) Philips agrees that it will not make any announcement to the press or general public of the existence or terms of this agreement without the prior written consent of the Company unless required by law or court order. Notwithstanding the foregoing sentence, Philips and the Company will cooperate to publish a joint press release regarding this Agreement at an agreed upon future date.

          (b) Philips will treat all information delivered pursuant to Section 4.1(e) hereof as confidential and not disclose such information to any third party unless required by law or court order.

     5.7  Termination.  The covenant of Philips pursuant to Section 5.1 shall
          -----------
     terminate:

          (a) unless the Company shall have exercised its redemption right pursuant to Section 5.3 hereof, in the event of a Philips Withdrawal, on the date four years subsequent to the date of this Agreement; or

          (b) in the event that the Company shall exercise its redemption right pursuant to Section 5.3 hereof, on the Redemption Date.

     The covenant of Philips pursuant to Section 5.2 shall terminate:

          (c) unless the Company shall have exercised its redemption right pursuant to Section 5.3 hereof, if a Philips Withdrawal shall occur, on the date of such event; or

          (d) in the event that the Company shall exercise its redemption right pursuant to Section 5.3 hereof, on the Redemption Date.

     The covenants of Philips pursuant to Sections 5.4 and 5.5 shall terminate and be of no further force or effect at such time as Philips ceases to be a shareholder of the Company.

                                   SECTION 6

     6.1  Waivers and Amendments.  This Agreement may be waived or amended only
          ----------------------
with the written consent of Philips and the Company, and any such amendment or waiver shall be binding upon the Company and Philips.

     6.2  Legends.  Each certificate representing the Shares shall be endorsed
          -------
with the following legends ( in addition to any legend required by applicable state securities laws):
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF AGREEMENT PROHIBITING, UNDER CERTAIN CONDITIONS, THEIR SALE UNTIL A PERIOD OF 180 DAYS HAS ELAPSED

     AFTER THE DATE OF THE FINAL PROSPECTUS FOR THE INITIAL PUBLIC OFFERING OF THE ISSUER'S COMMON STOCK IN A FIRMLY UNDERWRITTEN OFFERING. A COPY OF THE AGREEMENT CONTAINING THE MARKET STANDOFF AGREEMENT IS AVAILABLE FOR REVIEW AND COPYING WITHOUT CHARGE AT THE ISSUER'S OFFICES.

The Company need not register a transfer of the Shares unless the conditions specified in the foregoing legends are satisfied, and the Company may instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

     6.3  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California as such laws are applied to agreements solely between California residents entered into and to be performed entirely within California.

     6.4  Survival.  The representations, warranties, covenants and agreements
          --------
made in this Agreement shall survive any investigation made by the Company or Philips.

     6.5  Successors and Assigns.  The provisions of this Agreement shall inure
          ----------------------
to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement (specifically including any successor in interest to Philips in the Shares).

     6.6  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the subject matter thereof.

     6.7  Notices, etc.  All notices and other communications required or
          ------------
permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, address to the Company or Philips, as the case may be, at their respective addresses set forth at the beginning of this Agreement or at such other address as the Company or Philips shall have furnished to the other party in writing.

     6.8  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPUTER ACCESS TECHNOLOGY CORPORATION


By:         /s/  Dan Wilnai
       ---------------------------

Title:           President
       ---------------------------

PHILIPS SEMICONDUCTORS,
      A DIVISION OF PHILIPS ELECTRONICS NORTH AMERICA CORPORATION


By:    /s/  (Signature illegible)
       ---------------------------

Title:         V-P & CFO
       --------------------------